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                                                                    EXHIBIT 99.1


FEBRUARY 5, 2004

      COMPUWARE CORPORATION SIGNS DEFINITIVE AGREEMENT TO ACQUIRE COVISINT

COMPUWARE TO SUPPORT, EXTEND AND ENHANCE "AUTOMOTIVE INDUSTRY OPERATING SYSTEM"
                             PRODUCTIVITY SOLUTIONS

DETROIT--February 5, 2004--Compuware Corporation (NASDAQ:CPWR) and Covisint, LLC (Covisint) announced today that they have entered into a definitive agreement for Compuware to acquire the products and technology of Covisint--the company whose solutions connect the global automotive industry. Covisint has more than 135,000 users in more than 96 countries. Compuware expects that this purchase will add one to two cents per share to Compuware's earnings for its next fiscal year ending March 31, 2005.

Compuware and Covisint expect to close the transaction within 30 days, subject to customary closing contingencies.

"Combining Compuware's productivity solutions and skilled professionals with Covisint's messaging, portal and web services offerings will present a compelling package that can significantly extend cost-savings for OEMs and suppliers," said Compuware Chairman and CEO Peter Karmanos, Jr. "Compuware's financial stability, global presence and mature services and development organizations will only enhance the value Covisint is able to deliver to the automotive industry. This is an outstanding opportunity to gain synergy from extended relationships and enhanced technology."

Covisint's offerings help some of the largest companies in the world connect, communicate and collaborate through a common infrastructure, eliminating redundancies, reducing costs and increasing productivity. The majority of Covisint's staff will be retained and is expected to transition to Compuware's Detroit headquarters over the next several months.


"Now that Covisint is running mission-critical processes for the OEMs and large Tier One Suppliers they would like us to rapidly expand our capabilities," said Bob Paul, Covisint President and CEO. "Under the stewardship of Compuware we will be able to globally scale our technology offering. Compuware was a logical choice for us due to its strong local presence and similar commitment to the automotive industry."




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COMPUWARE CORPORATION
Compuware Corporation, a leading provider of software and technology services, delivers industrial-strength solutions for the enterprise computing environment that dramatically improve productivity, quality and performance across the application life cycle. For more information about Compuware, please visit http://www.compuware.com/.

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CONFERENCE CALL
Compuware will host a press conference and conference call at 11:00 a.m. Eastern time (16:00 GMT) today to discuss this acquisition. Interested parties from the United States should call 877-459-8388. For international access, the conference call number is +1-484-630-8751. The password for the conference call is Compuware. A conference call replay and webcast will also be available. For more information, visit the Compuware Corporation Investor Relations web site at http://www.compuware.com.

PRESS CONFERENCE

    WHO: Compuware Chairman and CEO Peter Karmanos, Jr and Covisint President and CEO Bob Paul

    WHERE: Compuware Corporation World Headquarters, One Campus Martius, Detroit, MI 48226

    DIRECTIONS: http://www.compuware.com/corporate/offices/800_ENG_HTML.htm

    WHEN:       11:00 a.m. Eastern time (16:00 GMT) today, February 5, 2004

    HOW: Interested media may show a business card to access the press conference.

PRESS CONTACTS
Lisa Elkin, Vice President, Communications and Investor Relations, Compuware Corporation, 313-227-7345

Paul Manns, Marketing Director, Covisint, 248-827-6325

Certain statements in this release that are not historical facts, including those regarding the Company's future plans, objectives and expected performance, are "forward-looking statements" within the meaning of the federal securities laws. These forward-looking statements represent our outlook only as of the date of this release. While we believe any forward-looking statements we have made are reasonable, actual results could differ materially since the statements are based on our current expectations and are subject to risks and uncertainties. These risks and uncertainties are discussed in the Company's reports filed with the Securities and Exchange Commission. Readers are cautioned to consider these factors when relying on such forward-looking information. The Company does not undertake, and expressly disclaims any obligation, to update or alter its forward-looking statements whether as a result of new information, future events or otherwise, except as required by applicable law.